UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Cheri Kinder as Chief Accounting Officer

On June 23, 2022, Red Robin Gourmet Burgers, Inc. (the “Company”) appointed Cheri Kinder to serve as the Company’s Vice President and Chief Accounting Officer. Ms. Kinder will report to Lynn S. Schweinfurth, the Company’s Chief Financial Officer and Executive Vice President. Prior to joining the Company, Cheri Kinder served as controller and chief accounting officer for the Texas-based Fiesta Restaurant Group, Inc. Ms. Kinder joined the Fiesta team in 2013 as director of external reporting and was promoted to controller in 2016, then to chief accounting officer and controller in 2018. She served as interim chief financial officer from January 2019 to September 2019. Ms. Kinder was responsible for oversight and direction of all areas of accounting. Ms. Kinder also previously held accounting roles with American Airlines Inc. and CVS Caremark Corporation. She is a certified public accountant.

In connection with her appointment, Ms. Kinder will receive an annual base salary of $255,000 and an automobile allowance of $9,000 annually. She will be eligible for an annual bonus in accordance with the Company’s Annual Corporate Bonus Plan with a target opportunity of 35% of her annual base salary, prorated for 2022 based on her date of hire, with her actual bonus determined following the conclusion of each fiscal year based on the achievement of specific Company targets established annually by the Company’s board of directors. Ms. Kinder will also be eligible to participate in the Company’s Long-Term Incentive (LTI) plan with a target opportunity equal to 50% of her annual base salary, and on July 1, 2022 will receive an initial LTI award with a target value of $65,000. Ms. Kinder will also receive an initial grant of Restricted Stock Units with a target value of $50,000 and grant date of July 1, 2022.

As it does with all directors and officers, the Company has entered into an indemnification agreement with Ms. Kinder. The indemnification agreement requires the Company to indemnify Ms. Kinder, to the fullest extent permitted by Delaware law, for certain liabilities to which she may become subject as a result of her affiliation with the Company. See the Company’s Form of Indemnification Agreement filed with the Securities and Exchange Commission on July 12, 2002 as Exhibit 10.20 to the Company’s Registration Statement on Form S-1/A.

There are no arrangements or understandings between Ms. Kinder and any other persons, pursuant to which she was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Kinder, and she has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Chief Legal Officer

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